Exhibit 99.1

FOR IMMEDIATE RELEASE	AUGUST 4, 2014

SYKES ENTERPRISES, INCORPORATED REPORTS

SECOND-QUARTER 2014 FINANCIAL RESULTS

—Second quarter 2014 revenue, operating margin and diluted earnings per share increase on a comparable basis

— Second quarter 2014 net cash flow from operating activities increases

—Improvement in capacity utilization rate driven by higher demand and partly timing

—Updating 2014 business outlook

TAMPA, FL – August 4, 2014 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the second-quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights

SYKES Enterprises, Incorporated Corporate Headquarters: 400 North Ashley Drive Tampa, FL USA 33602 1 • 800 • TO • SYKES http://www.sykes.com	—

Second quarter 2014 revenues of $320.5 million increased $15.8 million, or 5.2%, from $304.7 million in the comparable quarter last year driven largely by existing client programs across the communications, technology and transportation verticals; on a constant currency basis, second quarter 2014 revenues increased 6.5% comparably, but were partially moderated primarily by two factors: an unanticipated timing delay in a client program within the communications vertical, the demand from which shifted from the second quarter to the third quarter of 2014, which had a disproportionate impact to second quarter 2014 financial results; and a scope change (due partly to regulatory changes in a client’s industry), which started to reduce projected run-rate demand in a client program within the financial services vertical. The unfavorable revenue impact from these two factors was approximately $5 million in the second quarter

EMEA Operations: 599 Calder Road Edinburgh EH11 4GA Scotland +44 (0) 131 458-6500	—

Second quarter 2014 operating margin was 3.3% versus 1.8% in the same period last year; on a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), second quarter 2014 operating margin increased to 4.7% versus 3.7% in the same period last year due to revenue growth and operating leverage, coupled with favorable foreign exchange impact (approximately 60 basis points favorable), all of which were partially offset by increased ramp-up costs for expected demand in the third quarter, coupled with the aforementioned timing and scope change issues (the timing and scope issues had a negative impact of approximately 70 basis points on a combined basis)

—

Second quarter 2014 diluted earnings per share increased 46.2% to $0.19 versus $0.13 in the comparable quarter last year with the increase on a comparable basis driven by revenue growth and expense leverage; second quarter 2014 diluted earnings per share were at the mid-point of the Company’s May 2014 business outlook range of $0.18 to $0.20 due to a lower effective tax rate driven by a shift in the geographic mix of earnings to lower tax rate jurisdictions along with the aforementioned timing and scope change issues

—

On a non-GAAP basis, second quarter 2014 diluted earnings per share increased 22.7% to $0.27 versus $0.22 in the same period last year (see Exhibit 6 for reconciliation) with the comparable increase driven by revenue growth and expense leverage. Second quarter 2014 diluted earnings per share were at the top-end of the Company’s May 2014 business outlook range of $0.25 to $0.27, which was due chiefly to a lower effective tax rate; however, adjusting for the non-GAAP effective tax rate of 29% as projected in the Company’s May 2014 business outlook, second quarter 2014 diluted earnings per share would have been $0.24, which was impacted by the aforementioned timing and scope change issues along with increased ramp costs

—

Consolidated capacity utilization rate increased to 79% in the second quarter of 2014 from 75% in the comparable period last year amid an increase in seat capacity, with the increase in utilization rate driven by a combination of current demand, aforementioned unanticipated issues in the second quarter and the timing of agent ramps associated with forecasted seasonal demand growth for the third quarter of 2014; consolidated capacity utilization rate increased on a sequential basis to 79% in the second quarter of 2014 from 76% in the first quarter of 2014 driven largely by the above-mentioned factors

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 0.6% to $256.7 million, or 80.1% of total revenues, for the second quarter of 2014 compared to $255.2 million, or 83.7% of total revenues, in the same prior year period driven largely by the expansion of existing client programs across the communications, technology and transportation verticals. On a constant currency basis, second quarter 2014 Americas revenue increased 3.0% comparably, but was partially moderated by the previously mentioned timing and scope change issues.

Sequentially, revenues generated from the Americas region were down 1.8% to $256.7 million from $261.2 million, or 80.5% of total revenues, in the first quarter of 2014. On a constant currency basis, second quarter 2014 Americas revenues decreased 2.4% over the first quarter, due to seasonality coupled with the previously mentioned timing and scope change issues.

The Americas income from operations in the second quarter of 2014 increased 10.0% to $21.1 million, with an operating margin of 8.2% versus 7.5% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin increased to 9.8% from 9.7% in the comparable quarter last year, driven by growth in new and existing client programs and operating leverage driven by better expense control, coupled with favorable foreign exchange impacts (approximately 90 basis points), all of which were partially offset by the previously mentioned timing and scope change issues. The impact to operating margins on a combined basis was approximately 80 basis points (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from operations in the second quarter of 2014 decreased 6.7% to $21.1 million, with an operating margin of 8.2% versus 8.7% in the first quarter of 2014. On a non-GAAP basis, the Americas operating margin decreased to 9.8% from 10.2%. The decrease was due to seasonality coupled with the aforementioned timing and scope change issues, which were partially offset by favorable foreign exchange impacts (approximately 40 basis points) (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 28.8% to $63.8 million, representing 19.9% of total revenues for the second quarter of 2014, compared to $49.6 million, or 16.3% of total revenues, in the same prior year period. On a constant currency basis, EMEA revenues increased 24.5%, driven largely by the expansion of existing client programs across the communications, technology and financial services verticals.

Sequentially, revenues from the Company’s EMEA region increased 1.0% to $63.8 million, or 19.9% of SYKES’ total revenues, versus $63.2 million, or 19.5% of SYKES’ total revenues, in the first quarter of 2014 driven by the technology and transportation verticals. On a constant currency basis, EMEA revenues increased 1.1% sequentially.

The EMEA region’s income from operations in the second quarter of 2014 was $1.6 million, or 2.4% of EMEA revenues, versus a loss of $1.9 million, or 3.9% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin was 2.2% versus a negative 3.9% in the same period last year as the year-ago period included new client start-up ramp costs without the commensurate revenue contribution (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from operations in the second quarter of 2014 was $1.6 million, or 2.4% of EMEA revenues, versus $2.9 million, or 4.6% of revenues, in the first quarter of 2014. On a non-GAAP basis, the EMEA operating margin decreased to 2.2% from 4.6% due to higher employee costs in the form of overtime pay in certain countries resulting from the timing of public holidays, particularly Good Friday, which this year occurred in the second quarter of 2014 (see Exhibit 7 for reconciliation).

Corporate G&A Expenses

Corporate G&A expenses increased to $12.3 million, or 3.8% of revenues, in the second quarter of 2014, compared to $11.7 million, or 3.8% of revenues, in the comparable quarter last year. On a non-GAAP basis, corporate G&A expenses were essentially flat at $11.6 million on a comparable basis, however, they decreased slightly as a percentage of revenues to 3.6% from 3.8% of revenues in the second quarter of 2013, with the percentage decline driven largely by expense leverage due to higher comparable revenues (see Exhibit 7 for reconciliation).

Sequentially, corporate G&A expenses increased to $12.3 million, or 3.8% of revenues, from $11.1 million, or 3.4% of revenues, relative to the first quarter of 2014. On a non-GAAP basis, corporate G&A expenses increased to $11.6 million, or 3.6% of revenues, from $11.1 million, or 3.4% of revenues, in the first quarter of 2014, driven by an increase in professional services fees (see Exhibit 7 for reconciliation).

Interest & Other Expense and Taxes

Interest and other expense in the second quarter of 2014 totaled $0.7 million, relatively unchanged from comparable period last year. Of that $0.7 million in expense, net interest expense was approximately $0.3 million, with the remaining $0.4 million of expense driven principally by derivative losses related to foreign currency exposures.

The Company recorded an effective tax rate of 14.2% for the second quarter of 2014 versus a tax benefit of 14.0% in the same period last year and below the estimated 25% provided in the Company’s May 2014 business outlook. The tax benefit in the year-ago period was due largely to a combination of operating losses in certain tax paying jurisdictions related to program ramp ups and a shift in the geographic mix of earnings. Relative to the May 2014 business outlook, the decrease in the effective tax rate was driven largely by a shift in the geographic mix of earnings to lower tax rate jurisdictions.

On a non-GAAP basis, the second quarter 2014 effective tax rate was 20.7% compared to 8.0% in the same period last year and below the estimated 29.0% provided in the Company’s May 2014 business outlook (see Exhibit 11 for reconciliation). The flux in the effective tax rate both on a comparable and relative basis was due to a shift in the geographic mix of earnings.

Liquidity and Capital Resources

The Company’s balance sheet at June 30, 2014 remained strong with cash and cash equivalents of $204.5 million, of which $187.0 million, or 91.4% of the cash balance, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. Net cash provided by operating activities was $23.2 million in the second quarter of 2014 versus $7.2 million in the same period last year, with the three-fold increase driven by a combination of increased net income, higher non-cash charges and changes in operating assets and liabilities. During the quarter, the Company paid down approximately $17.0 million under its revolving senior credit facility, leaving it with $79.0 million of borrowings outstanding at June 30, 2014, down from $96.0 million at March 31, 2014. The amount available under the Company’s credit facility was $166.0 million at June 30, 2014.

Business Outlook

The assumptions driving the business outlook for the third quarter and full-year 2014 are as follows:

—

Underlying demand trends continue to remain healthy on balance. Demand growth from existing and new clients within the communications and technology verticals continues. Partially moderating these demand trends near term, however, are the previously-mentioned timing and scope-change issues. Although the scope-change issue with a client within the financial services vertical is expected to additionally impact revenue and diluted earnings per share in the third and fourth quarters of 2014, as the Company winds down this program due to a lack of sustained demand and profitability, the delayed program ramp up with a communications client is not expected to impact the third and fourth quarters of 2014 as the issue was merely timing. As a result of both, the Company anticipates the updated revenue range of $1,310 million to $1,320 million versus the previous business outlook range provided in May 2014 of $1,320 million to $1,335 million. Similarly, the Company now anticipates a non-GAAP diluted earnings per share range of $1.34 to $1.41 versus the previous business outlook range of $1.45 to $1.54;

—

The Company’s revenues and earnings per share assumptions for the third quarter and full year 2014 are based on foreign exchange rates as of July 2014. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the third quarter and full-year;

—

The Company plans to add approximately 900 seats on a gross basis in 2014 versus 1,200 as previously announced, partly in light of the program exit with the above-discussed financial services client. The Company added roughly 800 seats in the first half of 2014, including 200 in the second quarter, with the remaining 100 slated for the second half of 2014. Total seat count on a net basis for the full year, however, is now expected to decrease by approximately 1,500 seats versus a planned 1,200 seats as the Company continues to rationalize excess capacity;

—

The Company anticipates interest and other expense of approximately $0.7 million for the third quarter and $1.9 million for the full year 2014, which includes interest expense related to the debt associated with the acquisition of Alpine Access. The updated interest and other expense amount excludes the potential impact of any un-forecasted future foreign exchange gains or losses in other expense; and

—

The Company anticipates a slightly lower effective tax rate for the full-year 2014 compared to projections provided in its May 2014 business outlook, with the decrease driven chiefly by a shift in the geographic mix of earnings to lower tax rate jurisdictions.

Considering the above factors, the Company anticipates the following financial results for the three months ending September 30, 2014:

—	Revenues in the range of $328.0 million to $333.0 million,
—	Effective tax rate of approximately 25%; **on a non-GAAP basis, an effective tax rate of approximately 27%
—	Fully diluted share count of approximately 42.8 million
—	Diluted earnings per share in the range of $0.28 to $0.31
—	**Non-GAAP diluted earnings per share in the range of $0.34 to $0.37
—	Capital expenditures in the range of $18.0 million to $20.0 million

For the twelve months ending December 31, 2014, the Company anticipates the following financial results:

—	Revenues in the range of $1,310.0 million to $1,320.0 million
—	Effective tax rate of approximately 25%; **on a non-GAAP basis, an effective tax rate of approximately 27%
—	Fully diluted share count of approximately 42.8 million
—	Diluted earnings per share in the range of $1.08 to $1.15
—	**Non-GAAP diluted earnings per share in the range of $1.34 to $1.41
—	Capital expenditures in the range of $48.0 million to $50.0 million

** See exhibits 10 & 11 for third quarter and full-year 2014 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, August 5, 2014, at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income from continuing operations, non-GAAP operating margins, non-GAAP tax rate, non-GAAP income from continuing operations, net of taxes, per diluted share and non-GAAP income from continuing operations by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing a comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore and virtual home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, and (xxvi) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	June 30,	June 30,	March 31,
	2014	2013	2014
Revenues	$320,498	$304,735	$324,429
Direct salaries and related costs	(221,085)	(210,141)	(221,625)
General and administrative	(74,005)	(75,247)	(73,377)
Depreciation, net	(11,322)	(10,017)	(11,298)
Amortization of intangibles	(3,659)	(3,713)	(3,651)

Income from operations	10,427	5,617	14,478
Total other income (expense), net	(714)	(709)	395

Income before income taxes	9,713	4,908	14,873
Income taxes	(1,376)	688	(4,560)

Net income	$8,337	$5,596	$10,313

Net income per share:
Basic	$0.20	$0.13	$0.24

Diluted	$0.19	$0.13	$0.24

Weighted average shares outstanding:
Basic	42,711	42,936	42,739
Diluted	42,810	42,954	42,837

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Six Months Ended
	June 30,	June 30,
	2014	2013
Revenues	$644,927	$605,979
Direct salaries and related costs	(442,710)	(413,847)
General and administrative	(147,382)	(148,980)
Depreciation, net	(22,620)	(20,186)
Amortization of intangibles	(7,310)	(7,472)

Income from operations	24,905	15,494
Total other income (expense), net	(319)	(868)

Income from operations before income taxes	24,586	14,626
Income taxes	(5,936)	(2,512)

Net income	$18,650	$12,114

Net income per share:
Basic	$0.44	$0.28

Diluted	$0.44	$0.28

Weighted average shares outstanding:
Basic	42,726	42,992
Diluted	42,845	43,011

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	June 30,	June 30,	March 31,
	2014	2013	2014
Revenues:
Americas	$256,663	$255,163	$261,246
EMEA	63,835	49,572	63,183

Total	$320,498	$304,735	$324,429

Operating Income:
Americas	$21,135	$19,221	$22,647
EMEA	1,561	(1,924)	2,884
Corporate G&A expenses	(12,269)	(11,680)	(11,053)

Income from operations	10,427	5,617	14,478
Total other income (expense), net	(714)	(709)	395
Income taxes	(1,376)	688	(4,560)

Net income	$8,337	$5,596	$10,313

	Six Months Ended
	June 30,	June 30,
	2014	2013
Revenues:
Americas	$517,909	$510,377
EMEA	127,018	95,602

Total	$644,927	$605,979

Operating Income:
Americas	$43,782	$38,743
EMEA	4,445	(69)
Corporate G&A expenses	(23,322)	(23,180)

Income from operations	24,905	15,494
Total other income (expense), net	(319)	(868)
Income taxes	(5,936)	(2,512)

Net income	$18,650	$12,114

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	June 30,	December 31,
	2014	2013
Assets:
Current assets	$530,798	$513,283
Property and equipment, net	115,374	117,549
Goodwill & intangibles, net	267,225	275,857
Other noncurrent assets	32,552	43,572

Total assets	$945,949	$950,261

Liabilities & Shareholders’ Equity:
Current liabilities	$176,184	$173,380
Noncurrent liabilities	117,425	141,177
Shareholders’ equity	652,340	635,704

Total liabilities and shareholders’ equity	$945,949	$950,261

Sykes Enterprises, Incorporated

Supplementary Data

	Q2 2014	Q2 2013
Geographic Mix (% of Total Revenues):
Americas (1)	80%	84%
Europe, Middle East & Africa (EMEA)	20%	16%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2014	Q2 2013
Vertical Industry Mix (% of Total Revenues):
Communications	38%	34%
Financial Services	25%	29%
Technology / Consumer	17%	15%
Transportation & Leisure	9%	9%
Healthcare	5%	6%
Other	6%	7%

Total	100%	100%

	Seat Capacity (3)
	Q2 2014	Q2 2013	Q1 2014
Americas (2)	34,800	34,500	35,000
EMEA	6,300	5,800	6,200

Total	41,100	40,300	41,200

Offshore	22,200	22,000	22,000

	Capacity Utilization
	Q2 2014	Q2 2013	Q1 2014
Americas (2)	77%	74%	74%
EMEA	89%	81%	85%

Total	79%	75%	76%

Offshore	79%	77%	74%

(2) Americas data includes offshore as some clients in the U.S. are serviced from offshore geographies, including The Philippines, Costa Rica, etc.

(3) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the second quarter 2014, the Company had approximately 3,100 agent FTEs working virtually from home both in the U.S. and Canada.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	June 30,	June 30,
	2014	2013
Cash Flow From Operating Activities:
Net income	$8,337	$5,596
Depreciation	11,551	10,337
Amortization of intangibles	3,659	3,713
Amortization of deferred grants	(240)	(320)
Changes in assets and liabilities and other	(121)	(12,166)

Net cash provided by (used for) operating activities	$23,186	$7,160

Capital expenditures	$12,530	$12,995
Cash interest paid	$459	$549
Cash taxes paid	$5,545	$3,464

	Six Months Ended
	June 30,	June 30,
	2014	2013
Cash Flow From Operating Activities:
Net income	$18,650	$12,114
Depreciation	23,090	20,759
Amortization of intangibles	7,310	7,472
Amortization of deferred grants	(829)	(573)
Changes in assets and liabilities and other	(8,879)	(45,425)

Net cash provided by (used for) operating activities	$39,342	$(5,653)

Capital expenditures	$24,236	$26,061
Cash interest paid	$904	$1,030
Cash taxes paid	$9,341	$8,481

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	June 30,	June 30,	March 31,
	2014	2013	2014
GAAP income from operations	$10,427	$5,617	$14,478
Adjustments:
Acquisition-related severance & consulting engagement costs	-	1,307	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,095	4,202	4,102
Merger & integration costs	-	51	-
EMEA restructuring	(182)	3	-
Other	681	-	-

Non-GAAP income from operations	$15,021	$11,180	$18,580

	Three Months Ended
	June 30,	June 30,	March 31,
	2014	2013	2014
GAAP income from operations, net of taxes, per diluted share	$0.19	$0.13	$0.24
Adjustments:
Acquisition-related severance & consulting engagement costs	-	0.02	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06	0.07	0.06
Merger & integration costs	-	-	-
EMEA restructuring	-	-	-
Other	0.02	-	-

Non-GAAP income from operations, net of taxes, per diluted share	$0.27	$0.22	$0.30

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013	2014	2013
GAAP income (loss) from operations	$21,135	$19,221	$1,561	($1,924)	($12,269)	($11,680)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	1,307	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,095	4,202	-	-	-	-
Merger & integration costs	-	-	-	-	-	51
EMEA restructuring	-	-	(182)	3	-	-
Other	-	-	-	-	681	-

Non-GAAP income (loss) from operations	$25,230	$24,730	$1,379	($1,921)	($11,588)	($11,629)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2014	2014	2014	2014	2014	2014
GAAP income (loss) from operations	$21,135	$22,647	$1,561	$2,884	($12,269)	($11,053)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,095	4,102	-	-	-	-
Merger & integration costs	-	-	-	-	-	-
EMEA restructuring	-	-	(182)	-	-	-
Other	-	-	-	-	681	-

Non-GAAP income (loss) from operations	$25,230	$26,749	$1,379	$2,884	($11,588)	($11,053)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Six Months Ended
	June 30,	June 30,
	2014	2013
GAAP income from operations	$24,905	$15,494
Adjustments:
Acquisition-related severance & consulting engagement costs	-	1,673
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	8,197	8,638
Merger & integration costs	-	371
EMEA restructuring	(182)	11
Other	681	-

Non-GAAP income from operations	$33,601	$26,187

	Six Months Ended
	June 30,	June 30,
	2014	2013
GAAP income from operations	$0.44	$0.28
Adjustments:
Acquisition-related severance & consulting engagement costs	-	0.03
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.12	0.14
Merger & integration costs	-	-
EMEA restructuring	-	-
Other	0.02	-

Non-GAAP income from operations	$0.58	$0.45

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013	2014	2013
GAAP income (loss) from operations	$43,782	$38,743	$4,445	($69)	($23,322)	($23,180)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	1,514	-	-	-	159
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	8,197	8,638	-	-	-	-
Merger & integration costs	-	-	-	-	-	371
EMEA restructuring	-	-	(182)	11	-	-
Other	-	-	-	-	681	-

Non-GAAP income (loss) from operations	$51,979	$48,895	$4,263	($58)	($22,641)	($22,650)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Third Quarter
2014

GAAP income from operations, net of taxes, per diluted share	$0.28 - $0.31
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP income from operations, net of taxes, per diluted share	$0.34 - $0.37

Business Outlook
Full Year
2014

GAAP income from operations, net of taxes, per diluted share	$1.08 - $1.15
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.24
Merger & integration costs	-
EMEA restructuring	-
Other	0.02

Non-GAAP income from operations, net of taxes, per diluted share	$1.34 - $1.41

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	June 30,	June 30,	March 31,
	2014	2013	2014
GAAP tax rate	14%	-14%	31%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	3%	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	6%	19%	-
Merger & integration costs	-	-	-
EMEA restructuring	-	-	-
Other	1%	-	-

Non-GAAP tax rate	21%	8%	31%

	Three Months Ended	Year Ended
	September 30, 2014	December 31, 2014
GAAP tax rate	25%	25%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	2%	2%
Merger & integration costs	-	-
EMEA restructuring	-	-
Other	-	-

Non-GAAP tax rate	27%	27%